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                                                                      EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                         ALIGN-RITE INTERNATIONAL, INC.

     The following table provides a reconciliation of the numerator and denominators of the basic and diluted per-share computations for the three months ended June 30, 1999 and 1998:

                                                           INCOME          SHARES        PER SHARE
                                                         (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                                         -----------    -------------    ---------
For the Three Months Ended June 30, 1999:
  Basic EPS............................................  $1,108,000       4,547,000        $0.24
  Effect of dilutive securities:
     Stock Options.....................................          --         335,000
                                                         ----------       ---------
  Diluted EPS..........................................  $1,108,000       4,882,000        $0.23
                                                         ==========       =========
For the Three Months Ended June 30, 1998:
  Basic EPS............................................  $1,785,000       4,468,000        $0.40
  Effect of dilutive securities:
     Stock Options.....................................          --         425,000
                                                         ----------       ---------
  Diluted EPS..........................................  $1,785,000       4,893,000        $0.36
                                                         ==========       =========